UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 1, 2016 (October 28, 2016)

Date of Report (Date of earliest event reported)

Arconic Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Park Avenue, New York, New York 10022-4608

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

Alcoa Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, Arconic Inc., formerly known as Alcoa Inc. (the “Company”), approved amendments to its articles of incorporation in connection with the Separation (as defined below) to change the name of the Company to Arconic Inc. and provide that the Company’s common stock may be represented by uncertificated shares (the “Amendment”). The Company filed the Amendment in the Pennsylvania Department of State on October 28, 2016, and it became effective as of 11:59 p.m. on October 31, 2016. The foregoing description of the Amendment is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, which was filed with the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 5, 2016, and is incorporated herein by reference.

Item 8.01 Other Events.

On November 1, 2016, the Company issued a press release announcing the completion of the separation of the Company into two independent, publicly traded companies (the “Separation”) through a distribution of 80.1% of the outstanding common stock of Alcoa Corporation (formerly known as Alcoa Upstream Corporation) (“Alcoa Corporation”) to Company shareholders. Alcoa Corporation is now an independent public company and its common stock is listed under the symbol “AA” on the New York Stock Exchange. The Company’s common stock is now listed under the symbol “ARNC” on the New York Stock Exchange.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following is filed as an exhibit to this report:

Exhibit No.	Exhibit

99.1	Press Release of Arconic Inc., dated November 1, 2016.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arconic Inc.

Date: November 1, 2016	By:	/s/ Katherine H. Ramundo
Katherine H. Ramundo
Executive Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Arconic Inc., dated November 1, 2016

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